Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Tremisis Energy Acquisition Corporation (the “Company”) on Form 10-QSB for the period ending March 31, 2006 (the “Report”), as filed with the Securities and Exchange Commission on the date hereof, I Lawrence S. Coben, Chairman of the Board and Chief Executive Officer of the Company, certify pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:	/s/ Lawrence S. Coben	Dated: May 4, 2006
Lawrence S. Coben
Chairman of the Board and Chief Executive Officer
(Principal Executive Officer)